EXHIBIT 99.1

Remark Holdings Reports Second Quarter 2017 Results
- Increased net revenue 15% in second quarter 2017 and 11% year-to-date 2017 over the same periods of 2016 -
- Reported $1 million of revenue from KanKan operations for the first six months of 2017 -

LAS VEGAS, NV - August 10, 2017 - Remark Holdings, Inc. (NASDAQ: MARK), a global digital media technology company, reported its financial results for the second quarter of 2017.

“We are pleased with the continued revenue growth of our business, including the revenue contribution from our KanKan Artificial Intelligence Platform,” stated Kai-Shing Tao, Remark Holdings’ Chairman and CEO. “KanKan, continues to meet and surpass our own expectations in terms of both business and technological milestones. We anticipate continued revenue growth throughout 2017 as our FinTech platform continues to expand and gain traction, and our new deep-learning-based content filter begins to meaningfully contribute to revenue. Lastly, we are pleased to announce our signed deal with Sina Weibo, one of the world’s largest social media companies, in providing them the leading mobile 3D facial tracking technology based upon our artificial intelligence platform. These initiatives should bring us to our goal of surpassing $5 million in revenue contribution from KanKan in 2017. We also expect reductions in our cost of revenue related to the KanKan business as we begin to benefit from our data partnerships with Alibaba Cloud and TenCent. Also, we believe the encouraging early-stage results from the rollout of our KanKan products will set the stage for continued growth in 2018.

“Through ongoing technology and feature enhancements, we have continued to achieve strong results from Vegas.com. For example, conversion rates increased year-over-year in the second quarter and year-to-date period in most product categories. Overall, we expect to continue enhancing Vegas.com to support its ongoing strong performance, which is evidenced in part by the strong start to the third quarter where Vegas.com has achieved 15 of the top 20 show ticket sale days in its history since July 1, 2017,” concluded Mr. Tao.

FINANCIAL RESULTS
The company’s financial results for the second quarter and year-to-date period of 2017 include Fanstang, which the company acquired in September 2016 and which was not part of the company’s financial results for the same periods of 2016.

Three Months Ended June 30th: 2017 Compared to 2016

•	Net revenue was $17.3 million, compared to $15.0 million.

•	Total cost and expense was $21.9 million, compared to $18.5 million.

•	Operating loss was $4.7 million, compared to $3.5 million.

•	Net loss was $4.3 million, or $0.19 per diluted share, compared to $5.4 million, or $0.27 per diluted share.

•
At June 30, 2017, the cash and cash equivalents balance was $7.2 million, and total restricted cash was $11.7 million, bringing the total combined cash position to $18.9 million, compared to a total combined cash position of $18.5 million at December 31, 2016.

Six Months Ended June 30th: 2017 Compared to 2016

•	Net revenue was $32.6 million, compared to $29.2 million.

•	Total cost and expense was $42.6 million, compared to $37.9 million.

•	Operating loss was $10.1 million, compared to $8.7 million.

•	Net loss was $4.3 million, or $0.19 per diluted share, compared to $7.8 million, or $0.39 per diluted share.

Conference Call Information
Remark Holdings’ management team will hold a conference call today at 1:30 p.m. PDT/4:30 p.m. EDT to discuss its second quarter 2017 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 1-877-795-3638 and for international calls dial 1-719-457-2702 approximately 10 minutes prior to the start of the conference. The conference ID is 3607885. The conference call will also be broadcast live over the Internet and available for replay for one year at www.remarkholdings.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, U.S. callers may dial 1-844-512-2921, and international callers may dial 1-412-317-6671. Enter access code 3607885.

About Remark Holdings, Inc.
Remark Holdings, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company’s website at www.remarkholdings.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Holdings, Inc.
dosrow@remarkholdings.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkholdings@lhai.com
415-433-3777
[Tables to follow]

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$7,209	$6,893
Restricted cash	9,406	9,405
Trade accounts receivable	672	1,372
Prepaid expense and other current assets	3,672	3,323
Notes receivable, current	190	181
Total current assets	21,149	21,174
Restricted cash	2,250	2,250
Notes receivable	—	190
Property and equipment, net	14,646	15,531
Investment in unconsolidated affiliate	1,030	1,030
Intangibles, net	34,303	37,406
Goodwill	26,775	26,763
Other long-term assets	1,168	1,355
Total assets	$101,321	$105,699

Liabilities and Stockholders’ Equity
Accounts payable	$13,559	$16,546
Accrued expense and other current liabilities	12,801	13,965
Deferred merchant booking	12,198	6,991
Deferred revenue	6,436	4,072
Note payable	3,000	—
Current maturities of long-term debt	37,871	100
Capital lease obligations	—	179
Total current liabilities	85,865	41,853
Long-term debt, less current portion and net of debt issuance cost	—	37,825
Warrant liability	16,701	25,030
Other liabilities	3,631	3,591
Total liabilities	106,197	108,299

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 22,653,322 and 22,232,004 shares issued and outstanding; each at June 30, 2017 and December 31, 2016, respectively	23	22
Additional paid-in-capital	192,591	190,507
Accumulated other comprehensive loss	(44)	(16)
Accumulated deficit	(197,446)	(193,113)
Total stockholders’ equity (deficit)	(4,876)	(2,600)
Total liabilities and stockholders’ equity	$101,321	$105,699

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue, net	17,256	14,975	32,555	29,229

Cost and expense
Cost of revenue (excluding depreciation and amortization)	3,965	2,624	6,629	4,973
Sales and marketing	5,774	4,934	11,649	10,462
Technology and development	884	434	1,792	838
General and administrative	8,359	7,910	16,685	16,330
Depreciation and amortization	2,894	2,479	5,755	4,876
Other operating expense	57	97	102	429
Total cost and expense	21,933	18,478	42,612	37,908

Operating loss	(4,677)	(3,503)	(10,057)	(8,679)
Other income (expense)
Interest expense	(1,181)	(1,215)	(2,199)	(2,425)
Other income, net	1	1	20	30
Change in fair value of warrant liability	1,760	(647)	8,329	3,338
Other loss	(21)	(68)	(52)	(71)
Total other income, net	559	(1,929)	6,098	872

Income (loss) before income taxes	(4,118)	(5,432)	(3,959)	(7,807)
Provision for income taxes	(190)	—	(374)	—
Net loss	(4,308)	(5,432)	(4,333)	(7,807)

Weighted-average shares outstanding, basic and diluted	22,637	20,069	22,553	19,903
Net loss per share, basic and diluted	(0.19)	(0.27)	(0.19)	(0.39)

###